EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A Amendment 11 (File No. 333- 195758) of GuardianLink, (the "Company"), of our report dated May 4, 2015, restated as of February 10, 2016, relating to the financial statements of the Company which appears in such amended Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such amended Registration Statement.

/s/ Green & Company, CPAs

Green & Company, CPAs
Temple Terrace, FL
February 10, 2016